                              ARTICLES OF MERGER
                                      OF

            HARVEYS ACQUISITION CORPORATION, a Nevada corporation
                                     INTO

                 HARVEYS CASINO RESORTS, a Nevada corporation

     The undersigned, as the President and the Assistant Secretary of Harveys Casino Resorts, a Nevada corporation (the "Surviving Constituent Entity"), and as the President and Secretary of Harveys Acquisition Corporation, a Nevada corporation (the "Merging Constituent Entity"), as and for the purpose of complying with the provisions of Nevada Revised Statutes ("NRS") 92A.005 ET SEQ., and in order to effectuate the merger of the Merging Constituent Entity into the Surviving Constituent Entity, hereby certify as follows:

     1. The name of the Merging Constituent Entity is "Harveys Acquisition Corporation" and its jurisdiction of organization is the State of Nevada. The name of the Surviving Constituent Entity is "Harveys Casino Resorts" and its jurisdiction of organization is the State of Nevada.

     2. A plan of merger (the "Plan") has been adopted by the Board of Directors of each entity that is a constituent of or party to this merger. The Plan was adopted by the written consent of the sole stockholder of the Merging Constituent Entity entitled to vote thereon. The Plan was submitted to the holders of all common stock of the Surviving Constituent Entity in accordance with NRS 92A.120. Eighty-one-and-four-tenths percent (81.4%) (comprised of 8,197,258 votes in favor of the Plan of an aggregate 10,066,507 votes entitled to vote) of the holders of common stock of the Surviving Constituent Entity voted in favor of the Plan, which was sufficient for approval by the owners of that class.

     3. As of the effective date of this merger, the Articles of Incorporation of the Surviving Constituent Entity shall be amended as set forth in Exhibit A hereto, which is incorporated herein by this reference.

     4. The complete executed Plan is on file at the registered office of the Surviving Constituent Entity, currently: Scarpello & Alling, Ltd., 276 Kingsbury Grade, Suite 2000, Post Office Box 2290, Stateline, Nevada 89449.

     5. A copy of the Plan will be furnished by the Surviving Constituent Entity on request and without any cost to any stockholder of any entity which is a party to this merger.

     6. This merger is effective upon the filing of these Articles of Merger with the Secretary of the State of Nevada.

                       [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, we have set forth our hands as of the 28th day of
January 1999.

                                   Merging Constituent Entity

                                   HARVEYS ACQUISITION CORPORATION, a
                                   Nevada corporation


                                   By:  /s/ Kelvin L. Davis
                                        Kelvin L. Davis
                                        President and Secretary


                                   Surviving Constituent Entity

                                   HARVEYS CASINOS RESORTS, a Nevada
                                   corporation

                                   By:  /s/ Charles W. Scharer
                                        Charles W. Scharer
                                        President

                                   By:  /s/ Diane Shevlin
                                        Diane Shevlin
                                        Assistant Secretary


State of Nevada          )
                         )ss.
County of Clark          )

     This instrument was acknowledged before me on January 28, 1999 by Kelvin
L. Davis as President of Harveys Acquisition Corporation, a Nevada corporation.

                                   Notary Public

State of Nevada     )
                    )ss.
County of Clark     )

     This instrument was acknowledged before me on January 28, 1999 by Charles W. Scharer as President of Harveys Casino Resorts, a Nevada corporation.

                                   Notary Public

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                                                                      EXHIBIT A

                       AMENDMENTS TO ARTICLES OF INCORPORATION
                         OF THE SURVIVING CONSTITUENT ENTITY

     The amendments to the Restated Articles of Incorporation (the "Articles") of Harveys Casino Resorts (the "Company") shall be as follows:

     1. Article III of the Articles is hereby deleted and replaced in its entirety with the following:

                                  "ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of the Nevada Revised Statutes (the "Nevada Private Corporation Law")."

     2. Article IV of the Articles is hereby deleted and replaced in its entirety with the following:

                                   "ARTICLE IV

          Section 4.1 AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is (a) 20,000,000 shares of Common Stock, consisting of 10,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (b) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          Section 4.2 PREFERRED STOCK. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Nevada Private Corporation Law, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference


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     to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

          Section 4.3  CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

               (a) RANKING. Except as provided in this Section 4.3, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

               (b) DIVIDENDS. Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends; PROVIDED that if dividends or distributions are declared that are payable in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, dividends or distributions payable in shares of, or in subscription or other rights to acquire shares of, any particular class of Common Stock shall be payable only to holders of such class of Common Stock.

               (c) CONVERSION. Each of Colony Investors III, L.P., a Delaware limited partnership, and its successor entities and affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) (collectively, the "Designated Class B Holders") shall have the right at any time, at their option, to convert any of their shares of Class B Common Stock into an equal number of shares of Class A Common Stock, without cost. So long as the Designated Class B Holders in the aggregate hold at least one share of Class B Common Stock, no holder of Class B Common Stock who is not a Designated Class B Holder may convert such stock into Class A Common Stock without the prior written consent of Designated Class B Holders holding a majority of the outstanding Class B Common Stock then held by Designated Class B Holders (which consent may be granted in each such holder's sole and absolute discretion). At any time that no Designated Class B Holder holds any Class B Common Stock, each holder of Class B Common Stock who is not a Designated Class B Holder shall have the right, at its option, to convert any of its shares of Class B Common Stock into an equal number of shares of Class A Common Stock, without cost. Notwithstanding the foregoing, the rights of each holder of Class B Common Stock


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     to convert such stock into Class A Common Stock shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time.

               (d) SUBDIVISIONS AND COMBINATIONS OF SHARES. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

               (e) LIQUIDATION OR DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

               (f)  RESERVATION OF CLASS A COMMON STOCK FOR CONVERSION.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock as may be issued upon conversion of all outstanding Class B Common Stock.

               (g) VOTING RIGHTS. The holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and except as otherwise expressly required by law, the holders of the Class B Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation) and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

               (h) CONSIDERATION FOR SHARES. The Common Stock and Preferred Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

               (i) ASSESSMENT OF STOCK. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.


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               (j)  CUMULATIVE VOTING FOR DIRECTORS.  No stockholder of the
     Corporation shall be entitled to cumulative voting of his shares for the election of directors.

               (k) PREEMPTIVE RIGHTS. No stockholder of the Corporation shall have any preemptive rights."

     3. Article V of the Articles is hereby deleted and replaced in its entirety with the following:

                                  "ARTICLE V

          Section 5.1 ISSUANCE OF SECURITIES IN ACCORDANCE WITH GAMING LAWS. The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act (the "NGCA") and the regulations promulgated thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission (the "Commission"), or
     (b) the Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

          Section 5.2 TRANSFER OF SECURITIES IN ACCORDANCE WITH THE NGCA. No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the NGCA and the regulations promulgated thereunder. Any transfer in violation thereof shall be ineffective until (a) the Corporation shall cease to be subject to the jurisdiction of the Commission, or (b) the Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

          Section 5.3 UNSUITABILITY TO HOLD SECURITIES. If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are held by persons found by the Commission to be suitable to hold them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, or to exercise, directly or indirectly or through any proxy, trustee or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) neither the Corporation nor any affiliate of the Corporation shall pay any remuneration in any form to the holder of the securities."


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     4.   Article VI of the Articles is hereby deleted and replaced in its entirety with the following:

                                 "ARTICLE VI

          Each director and each officer shall meet the qualifications for a license or finding of suitability as set forth in Section 463.170 of the Nevada Revised Statutes and shall, in all other respects, comply with all requirements of the NGCA for the filing and processing of licensing applications. Each director and officer shall also comply with all applicable state, local and municipal gaming and liquor licensing laws in Nevada and any other jurisdiction in which the Corporation does business."

     5. Article VII of the Articles is hereby deleted and replaced in its entirety with the following:

                                 "ARTICLE VII

          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of Section 78.300 of the Nevada Private Corporation Law.


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          (5)  In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the Corporation in its By-Laws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

          (6) Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Nevada Private Corporation Law, these Articles of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted."

     6. Article VIII of the Articles is hereby deleted and replaced in its entirety with the following:

                               "ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Nevada, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada Private Corporation Law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation."


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     7.   Article IX of the Articles is hereby deleted and replaced in its entirety with the following:

                                 "ARTICLE IX

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."


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